PORTFOLIO NAME
TRADE DATE
	SECURITY			AFFILIATED UNDERWRITER

AXA Premier Core Bond (BlackRock Sleeve)
01/03/02	Lehman Brothers Holdings, Inc.		Dresdner Kleinwort Wasserstein
01/09/02	Daimler Chrysler NA Holding Corp.	Deutsche Bank AG
03/11/02	Equity Residential Properties Trust		PNC Capital Markets

AXA Premier Core Bond (PIMCO Sleeve)
01/03/02	Goldman Sachs Group, Inc.		Deutsche Bank AG London, Credit Lyonnais, Hypoveriensbank
02/15/02	Dynegy Holdings, Inc.			Credit Lyonnais
03/27/02	Boyd Gaming Corp. NT 144a		Deutsche Banc, Alex Brown, Inc., Credit Lyonnais
03/27/02	Morgan Stanley Dean Witter Global NT	Credit Lyonnais

AXA Premier Large Cap Value (Alliance Sleeve)
01/31/02	Loews Corp., Carolina Group		Sanford C. Bernstein

AXA Premier VIP Core Bond (BlackRock Sleeve)
01/03/02	Lehman Brothers Holdings, Inc.		Dresdner Kleinwort Wasserstein
01/09/02	Daimler Chrysler NA Holding Corp.	Deutsche Bank AG
03/11/02	Equity Residential Properties Trust		PNC Capital Markets

AXA Premier VIP Core Bond (PIMCO Sleeve)
01/03/02	Goldman Sachs Group			Deutsche Bank AG London, Credit Lyonnais, Hypoveriensbank
02/15/02	Dynegy Holdings, Inc.			Credit Lyonnais
03/08/02	Sprint Captial Corp., 144a		Deutsche Banc, Alex Brown, Inc.
03/25/02	Verizon New York, Inc.		Deutsche Banc, Alex Brown, Inc.
03/27/02	Boyd Gaming Corp. NT 144a		Deutsche Banc, Alex Brown, Inc., Credit Lyonnais
03/27/02	Morgan Stanley Dean Witter Global NT	Credit Lyonnais

AXA Premier VIP Large Cap Value (Alliance Sleeve)
01/31/02	Loews Corp., Carolina Group		Sanford C. Bernstein
